UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

IOMEGA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Iomega Corporation

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Iomega Corporation

Commission File No. 001-12333

This filing relates to the proposed acquisition of ExcelStor Great Wall Technology Limited, a Cayman Islands company (“EGWTL”), and Shenzhen ExcelStor Technology Limited, a PRC company (“SETL”) by Iomega Corporation (“Iomega” or the “Company”) from Great Wall Technology Company Limited, a People’s Republic of China company (“GWT”), ExcelStor Group Limited, a Cayman Islands company (“EGL”), ExcelStor Holdings Limited, a British Virgin Islands company (“EHL” and, together with GWT and EGL, the “Selling Shareholders”), pursuant to the terms of a Share Purchase Agreement, dated as of December 12, 2007, among Iomega, the Selling Shareholders, EGWTL, and SETL. The following is a transcript of a conference call conducted by the Company on December 12, 2007 relating to the proposed acquisition:

FINAL TRANSCRIPT

IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

Event Date/Time: Dec. 12. 2007 / 8:30AM ET

www.streetevents.com	Contact Us	1

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

CORPORATE PARTICIPANTS

Jonathan Huberman

Iomega - CEO

Ron Zollman

Iomega - General Counsel, Secretary

Preston Romm

Iomega - CFO

CONFERENCE CALL PARTICIPANTS

Sal Kamalodine

B. Riley - Analyst

Rich Kugele

Needham - Analyst

Bryant Riley

Riley Investment Management - Analyst

Todd Smith

033 Asset Management - Analyst

PRESENTATION

Operator

Ladies and gentlemen, welcome to the Iomega quarterly earnings conference call. During this session all lines will be muted until the question-and-answer portion of the call. (OPERATOR INSTRUCTIONS). At this time I would like to introduce today’s first speaker, Jonathan Huberman.

Jonathan Huberman - Iomega - CEO

Good morning. Let me make a quick correction. This is Iomega’s conference call regarding the acquisition of ExcelStor, not our quarterly earnings call. With me today are Tom Kampfer, President and COO; Preston Romm, CFO; and Ron Zollman, our General Counsel.

We would like to provide an overview of the ExcelStor transaction, the strategic rationale and then we will take your questions. First, I’d like to turn the call over to Ron so he can provide you with the customary notice and Safe Harbor statement. Ron?

Ron Zollman - Iomega - General Counsel, Secretary

Good morning. Please note that various remarks that we may make about the ExcelStor transaction — expectations, plans, accretion, synergies and prospects — constitute forward-looking statements for the purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995.

Actual results may differ materially from those indicated by these forward-looking statements due to various factors including those discussed in our most recently filed Form 10-K and Form 10-Q as well as risks associated with — whether a complex international transaction will close; government approvals; potential for changes in management; integration challenges; and risks associated with merging workforces from different cultures and company backgrounds.

www.streetevents.com	Contact Us	2

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

Any forward-looking statements represent estimates as of today and we specifically disclaim any obligation to update forward-looking statements even if our estimates change. In connection with the transaction the Company intends to file a proxy statement with the SEC. Investors and stockholders are strongly advised to read the proxy statement when it becomes available because it will contain important information.

Investors and stockholders may obtain a free copy of the proxy statement when it becomes available and other documents filed by the Company at the SEC’s website at www.SEC.gov. A free copy of the proxy statement when it becomes available may also be obtained from the Company by calling Investor Relations at 801-332-3585 or by writing to Iomega Corp., Attention Investor Relations at 10955 Vista Sorrento Parkway, San Diego, California 92130.

The Company, ExcelStor, the selling shareholders an each of their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the transaction. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 annual meeting of stockholders filed with the SEC on April 13, 2007 and the Company’s current reports on Form 8-K filed with the SEC on September 27, 2007 and in November 8, 2007.

Certain directors and executive officers of the Company may have direct or indirect interest in the transaction due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the transaction. Additional information regarding the Company, ExcelStor, the selling shareholders and the interest of each of their respective executive officers and directors in the transaction will be contained in the proxy statement regarding the transaction that will be filed by the Company with the SEC. I will now turn the call back to John.

Jonathan Huberman - Iomega - CEO

Thank you, Ron. Today we announced that Iomega has entered into a definitive share purchase agreement to acquire ExcelStor Great Wall Technology Limited, a Cayman Islands company, and Shenzhen ExcelStor Technology Limited, a Chinese Company. Iomega will issue approximately 84 million shares of common stock in Iomega in exchange for all outstanding ExcelStor common shares representing in the aggregate 60% of the fully diluted capitalization of Iomega to be measured as of the closing date. The Boards of Directors of both Iomega and ExcelStor have unanimously approved the share purchase agreement.

ExcelStor, which was founded by senior executives from Seagate and Counter Peripherals in 2001, is the largest hard drive — hard disk drive manufacturer in China. ExcelStor designs, develops, manufactures and provides advanced digital storage technology. Their principal product lines include HDD, security storage and external storage products. Since 2004 ExcelStor has manufactured certain of Iomega’s external HDD products and our REV products. ExcelStor markets its products primarily to OEMs as an electronic manufacturing services provider and also sells its own ExcelStor branded products through distributors throughout the world.

Through its state-of-the-art clean rooms, testing and production facilities ExcelStor produces more than 20 million HDD based devices per year. For its fiscal year ended December 31, 2006 ExcelStor had revenue of $707 million and net income of $17.6 million audited in accordance with U.S. GAAP, and for the six-month period ended June 30, 2007 they had revenue of $371.3 million and net income of $6.2 million including approximately $4 million in expenses associated with this transaction and those numbers were also U.S. GAAP.

ExcelStor is a subsidiary of Great Wall Technology Company Limited, GWT, a publicly traded company on the Hong Kong stock exchange with a market capitalization of $1.1 billion and headquartered in Beijing, China with two 2006 revenue of $2.6 billion. GWT directly and indirectly owns approximately 72% of ExcelStor with the remaining 28% collectively owned by management, [Fox Tech] Holdings and [H&Q] Asia-Pacific Fund.

www.streetevents.com	Contact Us	3

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

GWT is engaged in the development and manufacturing of communication products including computers and related components, portable terminals, software systems integration, broadband networks and value added system services. GWT is an indirect subsidiary of China Electronics Corporation, CEC, a Chinese government-owned information technology conglomerate that controls more than 60 second level subsidiary companies primarily engaged in the areas of computer component manufacturing, integrated circuit design and manufacturing, software development and systems integration, telecommunications, consumer electronics design and manufacturing and cable TV broadcasting and broadband services.

CEC’s affiliates had 2006 revenue of approximately $16 billion; roughly half of that revenue is generated through the sale of branded consumer electronics primarily in Asia with the other half generated through component contract manufacturing or ODM sales. A very small percentage of CEC’s affiliate’s revenue is currently generated by branded goods sales outside of Asia. Upon closing this transaction GWT and its affiliates will hold approximately 43% of Iomega’s common stock, making GWT the largest Iomega shareholder. CEC indirectly owns approximately 62% of GWT.

As we have discussed on previous calls, we believe Iomega has many underleveraged strengths such as — global brand recognition, strong worldwide distribution channel, revenue growth and momentum, a strong balance sheet with $69 million a cash, a broad portfolio of hundreds of patterns and, most importantly, the ability to scale revenues without adding significant infrastructure.

We are very excited about the opportunities that this transaction presents Iomega by enabling us to better unlock the value of these assets. Our goals surrounding this transaction are to create a global consumer storage and electronics leader; to combine our renowned branded channels with ExcelStor’s China presence in manufacturing capabilities; to drive significant incremental sales and profits in adjacent consumer electronics markets in partnership with CEC affiliates; combine the best talent from both companies to create an experienced global management team; and of course to drive cash EPS accretion.

Upon closing the combined company is expected to have over $1 billion in revenue and over 3,000 employees. As we have said over the past year, our strategy has been to seek ways to better leverage the Iomega brand and channel. We feel that this transaction enables us to do exactly that. We believe that the new Iomega will have the inherent profitability, capital, product development and manufacturing resources and access to global markets to enable us to achieve our ultimate goal of building a thriving global leader in computer peripherals and other consumer electronics products.

We have some exciting long-term goals for this transaction and expect significant synergies to be realized during the first year after closing and thereafter. These synergies are expected to be driven by selling additional Iomega branded products into China and other Asian markets where we are currently woefully underrepresented; broadening worldwide distribution of ExcelStor’s $90 million plus revenue of branded products business; continue revenue growth while leveraging the existing operating infrastructure and OpEx structure; cost savings on certain Iomega products through a vertical manufacturing strategy where appropriate; with significant international revenues utilizing the Iomega and ExcelStor tax strategies to achieve a global effective tax rate of approximately 12%; and, as stated above, logically extending the Iomega productline into new computer peripheral and consumer electronics categories.

There is very little product overlap among Iomega and ExcelStor revenue streams. As a result, upon closing we can immediately focus on these synergies and the goal of generating incremental revenue growth above and beyond our respective core businesses.

I should also mention that today we filed a presentation with the SEC on schedule 14a that outlines the transaction, strategic rationale and synergies analysis. The presentation is available free of charge at www.SEC.gov and on our website. We encourage you to review that information.

Regarding management of the combined company, I will continue to serve as CEO; Tom Kampfer will continue as President and COO; Preston Romm will continue as CFO; Mr. Eddie Lui, currently CEO of ExcelStor, will become Executive Chairman of Iomega; Ms. L.Y. Chan currently Senior VPN and General Manager of ExcelStor, will become the Chief Administrative Officer; Steve David currently Chairman of Iomega will continue on the Board and will become the lead Independent Director; Dr. Z.X. Chen, the President of CEC and Chairman of GWT, as well as Mr. Lu Ming, President of GWT, will join the Board of the combined company.

www.streetevents.com	Contact Us	4

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

We expect that for at least two years after closing the Board will be comprised of five directors nominated by ExcelStor or its owners and four directors nominated by Iomega. Worldwide corporate headquarters will remain in San Diego, California and we will continue to be listed on the New York Stock Exchange under the ticker symbol IOM.

The transaction is subject to various closing conditions including approval by PRC government and other applicable regulatory authorities including Exon-Florio, expiration of waiting periods under the HSR act and any applicable non-U.S. antitrust laws, approval of the acquisition by Iomega and GWT stockholders and other customary closing conditions. The transaction is expected to close in approximately six months or mid 2008, although the coming for approval is uncertain.

In the context of seeking shareholder approval for this transaction, Iomega’s Board expects to consider and likely recommend to shareholders at the appropriate times a reverse stock split of Iomega’s common stock.

In closing, I am proud to say that Iomega’s employees have accomplished a lot as a team over the past 18 months. As a result of their talent and dedication we have delivered the best productline we’ve had in years, we’re gaining market share from competitors, we’re delivering impressive revenue growth and we are consistently profitable. Furthermore, we have a strong product roadmap and next generation REV product coming soon, managed services and countless new HDD and (inaudible) offerings in the works.

With these achievements it is now time to take Iomega to the next level. We are confident that this transaction positions Iomega for further growth and shareholder value creation by providing more scale, capital, product generation capabilities and a more diversified productline that can build upon the Iomega brand. We believe that this transaction and the relationships that it creates with ExcelStor’s Chinese affiliates will enable us to achieve our goal – our global growth vision.

We thank you for your support as we work together to create the next phase of Iomega’s long and famous life. Thank you for your time today. Now we will be happy to take your questions.

QUESTIONS AND ANSWERS

Operator

(OPERATOR INSTRUCTIONS). Sal Kamalodine, B. Riley.

Sal Kamalodine - B. Riley - Analyst

Congratulations on the deal. Can you help me get an idea for what the pro forma net income of the Company could look like once you begin to realize some of the synergy that you’re expecting?

Jonathan Huberman - Iomega - CEO

Sure. As I mentioned in the prepared remarks, there is a PowerPoint presentation that is currently being posted both to the SEC website as well as our own and that data will be available for everyone in that presentation. But just to go over the specifics you asked for, we are projecting for 2008 combined revenue of $1.4 billion and combined net income of $41 million and that’s a combination of their revenue and profits, our revenue and profits and the synergies.

www.streetevents.com	Contact Us	5

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

Sal Kamalodine - B. Riley - Analyst

Now if you look beyond that and look at the accretion that you would expect from being able to sell Iomega products in China and being able to brand some of the Excel products into the Iomega brand and distribute those in Europe and the U.S., you would expect their to be a lot more accretion from those down the line?

Jonathan Huberman - Iomega - CEO

Yes.

Sal Kamalodine - B. Riley - Analyst

Can you just talk about the kind of product synergy that you’re going to get and maybe what the benefit of that will be if you look out a year, a year and a half?

Jonathan Huberman - Iomega - CEO

Sure. In 2007 – we don’t expect this transaction to close until mid 2008 – obviously next year we will only see partial synergies. In 2009 the incremental revenue that we’re projecting is approximately $243 million and that would translate to incremental pretax synergies of $19.4 million. And then for 2010 the numbers are $500 million in revenue and $34.3 million in pretax synergies.

Preston Romm - Iomega - CFO

Sal, this is Preston. It’s really more than ExcelStor’s products. As John said, they’re a subsidiary of Great Wall Technology which is a subsidiary of CEC. There are literally tens of thousands of products we can get our hands on of (inaudible) electronics and (inaudible) peripherals.

Sal Kamalodine - B. Riley - Analyst

So the presentation hasn’t been posted yet. So in 2010 it’s $34 million on top of –

Jonathan Huberman - Iomega - CEO

The pretax synergy of $34.3 million and incremental revenue of $500 million that you’ll be seeing in the presentation as soon as it’s posted.

Sal Kamalodine - B. Riley - Analyst

Got it.

Preston Romm - Iomega - CFO

The synergies are really in the form of additional products being sold in both directions but also part of the synergy is taking advantage of both companies’ tax structure, too.

www.streetevents.com	Contact Us	6

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

Jonathan Huberman - Iomega - CEO

Yes. So let me just walk through that synergy analysis at a very high level. We currently sell almost nothing in Asia and what we do sell in Asia is in English-speaking Asia. Obviously there’s a fairly large untapped market there for us and we’re looking forward to taking advantage of that with our productline. Certainly having an affiliation with the Chinese government entity should be able to help us in the small-business realm over there. That’s the first thing.

The second thing is, as I mentioned, the CEC affiliated companies generate a tremendous amount of consumer electronics revenue almost completely – in the branded side, almost completely within Asia. And I expect that and the plan is for us to help them take those products and their technologies to bring them to wear our brand is strong.

Preston Romm - Iomega - CFO

But this deal is accretive even without the synergies.

Sal Kamalodine - B. Riley - Analyst

Right. Okay. And is there are going to be any change to Excel relationships with other OEMs that some live products and they can be with yours to some extent?

Jonathan Huberman - Iomega - CEO

That’s to be determined. They do have some customers, fairly small, that are competitive with us – I’m not sure how that will shake out, but it’s a very small level.

Preston Romm - Iomega - CFO

And it’s fairly immaterial to their bottom line.

Sal Kamalodine - B. Riley - Analyst

Got it. Okay. I’ll get off for now, but congratulations on the deal.

Jonathan Huberman - Iomega - CEO

Thank you very much. Look forward to talking to you some more.

Operator

Rich Kugele, Needham.

Rich Kugele - Needham - Analyst

Thank you. A few questions and, again, I apologize if this is all in the presentation that ultimately gets posted. But can you just give a summary of what ExcelStor’s mix actually looks like today between just straight drives and the external and the consumer? And then secondly, crosslicensing becomes very important in drive manufacturing. Can you talk about what your expectations are in being able to retain those rights?

www.streetevents.com	Contact Us	7

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

Jonathan Huberman - Iomega - CEO

Yes, let me answer the second first. We don’t believe there will be any impact on the crosslicensing. And we believe we’ll be able to maintain all those rights. In terms of the mix issue, it’s a good question. When the proxy comes out it will have more detail. At this point we’re not providing a tremendous amount of breakdown of their product mix. So I can tell you they manufacture hard drives, they manufacture hard drive systems and other consumer electronics, but mostly around the hard drive industry. These guys, just to reiterate, the folks who founded it were former Seagate and (inaudible) executives who at one point frankly before they came over and started their own firm were running Seagate’s China operations, China factory.

Rich Kugele - Needham - Analyst

And you said that the manufacturing for outside players was relatively small. But historically hadn’t they been a major manufacture for Hitachi, in particular Hitachi’s desktop line?

Jonathan Huberman - Iomega - CEO

Yes, we were talking about competitors; Hitachi’s desktop line is not a competitor to what we do. But that is true and they continue to do that and we expect they will continue to do that going forward.

Rich Kugele - Needham - Analyst

So you plan on continuing to supply Hitachi their desktop products?

Jonathan Huberman - Iomega - CEO

It’s not that we buy them; ExcelStor manufactures Hitachi’s desktop internal drives.

Rich Kugele - Needham - Analyst

Yes, that’s my question. So you expect that manufacturing relationship where you’re supplying them now to continue?

Jonathan Huberman - Iomega - CEO

Yes, definitely.

Rich Kugele - Needham - Analyst

Were they briefed on this?

Jonathan Huberman - Iomega - CEO

Yes, ExcelStor has a very close relationship with Hitachi and they understand where things are going.

www.streetevents.com	Contact Us	8

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

Rich Kugele - Needham - Analyst

Okay. Then just lastly on the manufacturing side, can you give us a sense on ExcelStor’s capacity utilization thus far on the drive side?

Jonathan Huberman - Iomega - CEO

That’s a good question. Actually we’ve got I believe Eddie Lui who will be our new Chairman and is the CEO of ExcelStor. He may have dialed into the call already. Eddie, are you there available? Those are the challenges when you’re dealing from four different continents. The short answer is they are running at fairly high capacity utilization currently; however, they do have a new plant that’s under construction that will be ready next year that gives them significantly more capacity both for current and future lines.

Rich Kugele - Needham - Analyst

So as you look at your own sourcing requirements for drives, how much do you think you can take internally post this deal?

Jonathan Huberman - Iomega - CEO

What ExcelStor produces today, we don’t sell. It’s only single platter drives primarily for the desktop internal market, and we don’t source at that level, it’s really not a capacity point that plays in the external side. So I don’t expect to be putting the Hitachi or ExcelStor drives into our boxes.

Rich Kugele - Needham - Analyst

Okay, but is that something you think that they can move the technology along to be able to source them over time?

Jonathan Huberman - Iomega - CEO

Yes.

Preston Romm - Iomega - CFO

It’s also — Rich, this is Preston — interesting to note that with the relationship ExcelStor has with Hitachi they sell similar products underneath the royalty agreement, underneath their own brand, the ExcelStor brand, and that represents about 12% of their revenue.

Rich Kugele - Needham - Analyst

12% of ExcelStor’s revenue?

Preston Romm - Iomega - CFO

Right. We plan on growing that number with our presence in Europe and in the U.S.

www.streetevents.com	Contact Us	9

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

Rich Kugele - Needham - Analyst

Okay, thank you very much. Congratulations.

Operator

(OPERATOR INSTRUCTIONS). Bryant Riley, Riley Investment Management.

Bryant Riley - Riley Investment Management - Analyst

Congratulations. Two questions and then I’ll — we’ll get the rest from the PowerPoint. Can you talk a little bit about the facility that they’re building, where it is and maybe total cost associated with the ExcelStor capacity?

Jonathan Huberman - Iomega - CEO

Sure. I’ll touch on where it is and Preston can go through the numbers. So currently their headquarters are in Shenzhen which is just across the border from Hong Kong and they’re downtown. Their new facility is still in Shenzhen, but out in the suburbs in an industrial park. They have acquired land and they are very — a fairly large piece of land at a fairly attractive rate and are in the process of putting up a building as we speak.

Preston Romm - Iomega - CFO

The factory they currently have in downtown Shenzhen — I’m trying to remember offhand, John, is probably a couple hundred thousand square feet and about 2,700 employees really running three shifts at almost full capacity. The facility they’re putting up (inaudible) model of the land and the building and the shell itself are fairly cheap. Then as capacity grows they’re going to be adding line by line at a time, as capacity grows during — they really have the land purchase and the shells going up now so it’s a variable model based on volume.

Bryant Riley - Riley Investment Management - Analyst

Okay. Can you tell me — so, obviously your stock has been weak lately so if the deal, given if they value the shares in the transaction, if the deal was contemplated in August or in July obviously your shares were higher value and you would’ve — if we run through this maybe you would have issued shares equivalent at $5. Can you tell me whether the recent sell off resulted in a change in the count or — in the share count or was what you first contemplated the ultimate amount of shares that you — was there renegotiation based on a price?

Jonathan Huberman - Iomega - CEO

Sure, the short answer is, no. What’s interesting is we started negotiations 54 weeks ago and if you look back where stock price was it was at 350 and change. And so that’s when we had our first conversation we came to a mutually agreed-upon price in terms of number of shares fairly soon after that, and the reason it’s taken a year is frankly it’s a somewhat groundbreaking transaction in that no American company has acquired a state owned asset from the Chinese and so it’s taken a while to get through the hoops to get to this point.

So six months ago it was a little bit more problematic in that our stock price had gone up and the price was fixed and we started discussing renegotiations which is always a challenging topic. But the fact that the stock price ran down — unfortunately ran down certainly made getting the transaction done somewhat easier, even though it wasn’t our intent.

www.streetevents.com	Contact Us	10

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

Bryant Riley - Riley Investment Management - Analyst

Okay. And then it sounds like this CEC relationship can be really a significant driver of growth, I mean you’re pretty clear about that. Will more color be in the press release as to – or in the PowerPoint as to some of the cross selling opportunities?

Jonathan Huberman - Iomega - CEO

Yes. Let me just go through it briefly, but there will be – we list in the PowerPoint both some of the CEC companies – most likely companies that you haven’t heard of but are very large companies in their own right. Plus some of the markets that we’re thinking about getting into and the size of the markets and these markets practically dwarf the market that we’re in today.

Preston Romm - Iomega - CFO

And Bryant, if you could think of a consumer electronics product or a computer peripheral product, they’re into it. Plus ASIC design software, application software, a lot of things that make sense for us and a lot of things that might not make sense for the Iomega brand.

Jonathan Huberman - Iomega - CEO

One of the things I really value in this CEC relationship is the treasure trove of technologies that they control within their over 1000 subsidiary companies. And we’re looking forward to mining that treasure.

Bryant Riley - Riley Investment Management - Analyst

Okay. Just one other question not as related to the deal, but one of the things, John, you mentioned was your IP portfolio. Clearly I think IP is becoming more and more of an asset. And is there something to be mined from their IP portfolio?

Jonathan Huberman - Iomega - CEO

We expect there is and we’re looking forward to doing that. Certainly having significantly more profits and significantly larger – having the Chinese government as a significant shareholder certainly gives us more weight when we engage in discussions with other parties regarding our IP and their potential infringement.

Bryant Riley - Riley Investment Management - Analyst

I guess it speaks to the synergies. Well again, Congratulations, guys.

Jonathan Huberman - Iomega - CEO

Thank you very much, Bryant. Appreciate your support.

Operator

Todd Smith, 033 Asset Management.

www.streetevents.com	Contact Us	11

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

Todd Smith - 033 Asset Management - Analyst

I guess my question is given that this is a six-month deal to closing and they’re building a plant, who is paying for that? Are they putting the cash into that and what are the cash flows of the Company?

Jonathan Huberman - Iomega - CEO

Sure. Yes, they are continuing to run their company in the way they were running it before. They are continuing to build the plant, it should be up and running before the deal closes. And so nothing is changing from that perspective. Until the deal closes we’re going to run our companies separately as we’re doing today.

Preston Romm - Iomega - CFO

Tom, we’re not looking at a lot of money to take us from here to closing, some more legal fees, banking fees. They are profitable, they’re EBITDA positive. You’ll see in ‘07 in the slide deck that’s coming out they’re about $38 million to $39 million of EBITDA in 2007 and they have bank lines set up to build out the factory, bank lines with - fairly variable rates for the various Chinese banks to start building up the factory.

Todd Smith - 033 Asset Management - Analyst

Okay. And as far as Iomega’s U.S. operations, do you expect any changes in the structure?

Jonathan Huberman - Iomega - CEO

No.

Todd Smith - 033 Asset Management - Analyst

Okay. And as far as gross margins, what are they running right now?

Preston Romm - Iomega - CFO

They have low gross margins; it’s predominantly, as you heard from Rich, an OEM business. But their operating margins are similar to ours in the 2, 3, 4% range. So we look at them like we look at us in the operating margin basis.

Todd Smith - 033 Asset Management - Analyst

Okay, great. Thanks.

Jonathan Huberman - Iomega - CEO

Thank you, Todd.

Operator

(OPERATOR INSTRUCTIONS). At this time there are no further questions.

www.streetevents.com	Contact Us	12

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Dec. 12. 2007 / 8:30AM, IOM - Iomega Enters Definitive Agreement to Acquire ExcelStor Group

Jonathan Huberman - Iomega - CEO

Okay. Thank you all for your participation and your support and we look forward to talking to you as this deal matures. And hopefully we’ll be able to talk in six months time and talk about closing. Thank you very much. Have a good holiday season.

Operator

Ladies and gentlemen, this concludes today’s teleconference. We thank you for your participation. You may now disconnect.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2007, Thomson Financial. All Rights Reserved.

www.streetevents.com	Contact Us	13

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Important Additional Information for Investors and Stockholders

In connection with the transaction, the Company intends to file a proxy statement with the SEC. INVESTORS AND STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of the proxy statement (when it becomes available) and other documents filed by the Company at the SEC’s website at http://www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from the Company, by calling Investor Relations at (801) 332-3585 or by writing to Iomega Corporation, Attn: Investor Relations, 10955 Vista Sorrento Parkway, San Diego, CA 91230.

The Company, EGWTL, SETL, the Selling Shareholders and each of their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the transaction. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders filed with the SEC on April 13, 2007 and the Company’s Current Reports on Form 8-K filed with the SEC on September 27, 2007 and November 8, 2007. Certain directors and executive officers of the Company may have direct or indirect interests in the transaction due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the transaction. Additional information regarding the Company, EGWTL, SETL, the Selling Shareholders and the interests of each of their respective executive officers and directors in the transaction will be contained in the proxy statement regarding the transaction that will be filed by the Company with the SEC.